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                                                                       Exhibit 1

                       NATIONWIDE INVESTING FOUNDATION III



                    -----------------------------------------



                              DECLARATION OF TRUST
                           for an Ohio Business Trust
                         (Established October 30, 1997)
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                                      INDEX

                                                                            PAGE
                                                                            ----

ARTICLE I - Name, Principal Office, Definitions and Purposes of Trust          1

      Section 1.1.   Name and Principal Office
      Section 1.2.   Definitions
      Section 1.3.   Purposes of Trust

ARTICLE II - Trustees                                                          3

      Section 2.1.   Initial Trustees
      Section 2.2    Number of Trustees
      Section 2.3.   Election and Term
      Section 2.4.   Resignation and Removal
      Section 2.5.   Vacancies
      Section 2.6.   Delegation of Power to Other Trustees

ARTICLE III - Powers of Trustees                                               4

      Section 3.1.   General
      Section 3.2.   Investments
      Section 3.3    Legal Title
      Section 3.4.   Issuance and Repurchase of Securities
      Section 3.5.   Borrowing Money; Lending Trust Assets
      Section 3.6.   Delegation; Committees
      Section 3.7.   Collection and Payment
      Section 3.8.   Expenses
      Section 3.9.   Manner of Acting; Bylaws
      Section 3.10.  Miscellaneous Powers
      Section 3.11.  Litigation

ARTICLE IV - Investment Advisor, Distributor,
             Administrator and Transfer Agent                                  9

      Section 4.1.   Investment Advisor
      Section 4.2.   Distributor
      Section 4.3    Administrator
      Section 4.4.   Transfer Agent
      Section 4.5.   Parties to Contract
      Section 4.6.   Compliance with 1940 Act

ARTICLE V - Limitations of Liability of Shareholders,
            Trustees and Others                                               11

      Section 5.1.   No Personal Liability of Shareholders, Trustees, etc.
      Section 5.2    Mandatory Indemnification
      Section 5.3    No Bond Required of Trustees
      Section 5.4    No Duty of Investigation; Notice in Trust Instruments, etc.
      Section 5.5    Reliance on Experts, etc.
      Section 5.6    Indemnification not Exclusive, etc.
      Section 5.7    Liability of Series


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ARTICLE VI - Shares of Beneficial Interest                                    14

      Section 6.1.   Beneficial Interest
      Section 6.2.   Establishment and Designation of Series
      Section 6.3    Rights of Shareholders
      Section 6.4.   Trust Only
      Section 6.5    Issuance of Shares
      Section 6.6.   Register of Shares; Share Certificates
      Section 6.7.   Transfer of Shares
      Section 6.8.   Notices
      Section 6.9.   Treasury Shares
      Section 6.10.  Voting Powers
      Section 6.11   Investments in Trust
      Section 6.12.  Series or Class Designation
      Section 6.13.  Meetings of Shareholders
      Section 6.14.  Inspection of Records
      Section 6.15.  Additional Provisions

ARTICLE VII - Redemptions                                                     20

      Section 7.1.   Redemption of Shares
      Section 7.2.   Price
      Section 7.3.   Payment
      Section 7.4.   Effect of Suspension of Determination of Net Asset Value
      Section 7.5.   Repurchase by Agreement
      Section 7.6.   Redemption of Shareholder's Interest
      Section 7.7. Reductions in Number of Outstanding Shares Pursuant to Net Asset Value Formula
      Section 7.8.   Suspension of Right of Redemption
      Section 7.9.   Redemption of Shares; Disclosure of Holding

ARTICLE VIII - Determination of Net Asset Value, Net                          22
            Income and Distributions

      Section 8.1.   Net Asset Value
      Section 8.2.   Distribution to Shareholders
      Section 8.3.   Determination of Net Income
      Section 8.4.   Power to Modify Foregoing Procedures

ARTICLE IX - Duration; Termination and Trust; Amendment;                      24
            Mergers, etc.

      Section 9.1.   Duration
      Section 9.2.   Termination of Trust
      Section 9.3.   Amendment Procedure
      Section 9.4.   Merger, Consolidation and Sale or Disposition of Assets
      Section 9.5.   Incorporation
      Section 9.6.   Absence of Dissenters' Rights

ARTICLE X - Miscellaneous                                                     27

      Section 10.1.  Filing
      Section 10.2.  Governing Law
      Section 10.3.  Counterparts
      Section 10.4.  Reliance by Third Parties
      Section 10.5.  Provisions in Conflict with Law or Regulations
      Section 10.6.  Index and Heading for Reference Only


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                              DECLARATION OF TRUST

                       NATIONWIDE INVESTING FOUNDATION III

      DECLARATION OF TRUST made at Columbus, Ohio as of the 30th day of October, 1997 by the Trustees hereunder, and by the holders of Shares of beneficial interest to be issued hereunder as hereinafter provided.

      WHEREAS, the Trustees desire to establish a trust for the investment and reinvestment of funds contributed thereto; and

      WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest; and:

      WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of an Ohio business trust in accordance with the provisions of Chapter 1746, Ohio Revised Code, and as hereinafter set forth.

      NOW THEREFORE, the Trustees hereby declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof.

                                    ARTICLE I

            NAME, PRINCIPAL OFFICE, DEFINITIONS AND PURPOSES OF TRUST

      Section 1.1. Name and Principal Office. The name of the trust created hereby is "Nationwide Investing Foundation III" and the Trustees shall conduct the business of the Trust under that name or any other name as the Trustees may from time to time determine. The principal office of the Trust is located in Columbus, Ohio.

      Section 1.2. Definitions. Wherever they are used herein, the following terms have the following respective meanings:

      (a) "Administrator" means the party other than the Trust, to the contract described in Section 4.3 hereof.

      (b) "Bylaws" means the Bylaws referred to in Section 3.9 hereof, as from time to time amended.

      (c) "Class" refers to one or more classes or sub-series of Shares established and designated under or in accordance with the provisions of
      Article VI.


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      (d) The terms "Commission" and "Interested Person" shall have the meanings given them in the 1940 Act. The term "Majority Shareholder Vote" shall refer to the 67% or 50% requirement in Section 2(a)(42) of the 1940 Act, whichever may be applicable and as may be amended, except to the extent that the Trustees have otherwise defined "Majority Shareholder Vote" in conjunction with the establishment of any Series of Shares.

      (e) "Declaration" means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to "Declaration", "hereof", "herein" and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

      (f) "Distributor" means the party, other than the Trust, to the contract described in Section 4.2 hereof.

      (g) "Investment Adviser" means the party, other than the Trust, to the contract described in Section 4.1 hereof.

      (h) The "1940 Act" means the Investment Company Act of 1940 and the rules and regulations thereunder, as amended from time to time.

      (i) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

      (j) "Series" refers to a series of Shares established and designated under or in accordance with the provisions of Article VI.

      (k) "Shares" or "Shares" means the units of interest into which the beneficial interest in the Trust shall be divided from time to time, including the Shares of any Series or Class which may be established by the Trustees, and includes fractions of Shares as well as whole Shares.

      (l) "Shareholder" means a record owner of outstanding Shares.

      (m) "Transfer Agent" means the party, other than the Trust, to the contract described in Section 4.4 hereof.

      (n) The "Trust" means Nationwide Investing Foundation III and refers to the Ohio business trust established by this Declaration of Trust, as amended from time to time.

      (o) The "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.


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      (p) The "Trustee" or "Trustees" means the person or persons who have signed this Declaration, so long as such person or persons shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustee or trustees hereunder.

      Section 1.3. Purposes of Trust. The purposes of the Trust are to operate as an investment company as defined in the 1940 Act and to engage in any lawful activity for which business trusts may be formed under Chapter 1746, Ohio Revised Code.

                                   ARTICLE II

                                    TRUSTEES

      Section 2.1. Initial Trustees. Upon the execution of this Declaration of Trust or a counterpart hereof or some other writing in which each of the Trustees accepts such trusteeship and agrees to the provisions hereof, each of the Trustees listed at the end of this Declaration of Trust shall become the initial Trustees of the Trust.

      Section 2.2. Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees. The Trustees serving as such, whether described in
Section 2.1 above or hereafter becoming a Trustee, may increase or decrease the number of Trustees to a number other than the number theretofore determined. A Trustee shall qualify by accepting in writing his election or appointment and agreeing to be bound by the Declaration of Trust. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 2.4.

      Section 2.3. Election and Term. Except for the Trustees named herein or appointed to fill vacancies pursuant to Section 2.5 hereof, the Trustees shall be elected by the Shareholders, who shall vote as a single class and not by Series and shall vote at such times as the Trustees shall determine that such election is required by the 1940 Act or is otherwise advisable. There is no requirement that the Trustees have an annual meeting of the Shareholders. In the event the Trustees determine to have an annual or special meeting of the Shareholders at which Trustees will be elected, it shall be held at such time and place and in such manner as the Bylaws shall provide notwithstanding anything in this section to the contrary. Except in the event of death, resignation or removal, each of the Trustees shall hold office until the next meeting of Shareholders called for the purpose of electing Trustees and until his successor is elected and qualified to serve as Trustee.

      Section 2.4. Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting except to the extent required by the 1940 Act or under circumstances that would justify the Trustee's removal for cause and then only if required by the remaining Trustees) by an instrument in writing signed by him and delivered to the other Trustees or to any officer of the Trust or at a meeting of the Trustees, and such resignation shall be effective upon


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such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed with or without cause, by the written action of two-thirds of the number of Trustees prior to such removal or by Shareholders at any meeting called for that purpose. No Trustee shall be entitled to any damages on account of such removal. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

      Section 2.5. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing agency or contract created or entered into pursuant to the terms of the Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees as set forth in Section 2.2. hereof, subject to the provisions of Section 16(a) of the 1940 Act, the remaining Trustees may fill such vacancy by the appointment of such other person or persons as they in their discretion shall see fit, made by a written instrument signed by a majority of the remaining Trustees. Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees, provided that such appointment shall not become effective prior to such retirement, resignation or increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.5., the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

      Notwithstanding the foregoing, to the extent the Trust adopts and implements a written plan pursuant to Rule 12b-1 under the 1940 Act, and so long as required by the 1940 Act, the selection and nomination of Trustees who are "interested persons" of the Trust as defined in the 1940 Act, shall be committed to the discretion of the Trustees who are not "interested persons," as so defined.

      Section 2.6. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration except as herein otherwise expressly provided and except to the extent that the exercise of such power would be prohibited by the 1940 Act.


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                                   ARTICLE III

                               POWERS OF TRUSTEES

      Section 3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations and maintain offices both within and without the State of Ohio, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interest of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

      The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

Section 3.2. Investments. The Trustees shall have the power to:

      (a) Conduct, operate and carry on the business of an investment company and exercise all the powers necessary and appropriate for the conduct of such operations;

      (b) Invest in, hold for investment, or reinvest in, securities, including common and preferred stocks; shares of other investment companies; warrants; bonds; debentures; bills; time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including securities of any state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivisions, or any governmental or quasi-governmental agency or instrumentality;

      (c) Acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire or write any rights or options to purchase or sell, to sell or otherwise dispose of, to lend, and to pledge any such securities and repurchase agreements and forward foreign currency exchange contracts, to purchase and sell futures contracts on securities, securities indices and foreign currencies, to purchase or sell options on such contracts, foreign currency contracts and foreign currencies and to engage in all types of hedging and risk management transactions;


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      (d) Exercise all rights, powers and privileges of ownership or interest in all securities included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto, to exercise the powers and rights of subscription, and to do all acts for the preservation, protection, improvements and enhancement in value of all such securities;

      (e) Join with other holders of any securities or debt instruments in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such committee, depository or trustee as the Trustees shall deem proper;

      (f) Acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, including cash, and any interest therein;

      (g) Act as a distributor of shares and as underwriter of, or broker or dealer in, securities or other property;

      (h) Allocate assets, liabilities and expenses of the Trust to a particular Series or Class of Shares or to apportion the same among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class of Shares shall be payable solely out of the assets of that Series;

      (i) Consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer the security or debt instrument of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security or debt instrument held in the Trust;

      (j) Aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm; and

      (k) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers, and to engage in any other lawful act or activity in which corporations organized under Chapter 1701, Ohio Revised Code, may engage.


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      The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

      The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

      Section 3.3. Legal Title. Legal title to all the Trust Property shall be vested in the Trustees except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

      Section 3.4. Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VI, VII, VIII, and IX hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the of Ohio governing business corporations.

      Section 3.5. Borrowing Money; Lending Trust Assets. The Trustees shall have power to borrow money or otherwise obtain credit to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust assets.

      Section 3.6. Delegation; Committees. The Trustees shall have power to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to the extent such delegation is permitted by the 1940 Act, including without implied limitation the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.

      Section 3.7. Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.


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      Section 3.8. Expenses. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Series or Classes that may be established pursuant to
Article VI, as the Trustees deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, Investment Adviser, Distributor, Administrator, Transfer Agent, auditor, counsel and such other agents, consultants and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Trust for their services as Trustees and may fix the amount of such compensation.

      Section 3.9. Manner of Action; Bylaws. Except as otherwise provided herein or in the Bylaws or in the 1940 Act, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of a majority of the Trustees (unless a higher proportion is required by the 1940 Act or other applicable law). The Trustees may adopt Bylaws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such Bylaws to the extent such power is not reserved to the Shareholders.

      Notwithstanding the foregoing provisions of this Section 3.9 and in addition to such provisions or any other provision of this Declaration or of the Bylaws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

      Section 3.10. Miscellaneous Powers. The Trustees shall have the power to:
(a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, any one or more of the foregoing of whom may be a Trustee, and appoint from their own number, and terminate, any one or more committee which may exercise some or all of the power and authority of the Trustees as the Trustees may determine;
(d) purchase, and pay for out of Trust Property, insurance policies insuring the assets of the Trust and the payment of distributions and principal on its portfolio investments and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding or having held any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish


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

pension, profit-sharing, Share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (f) to the extent permitted by law, indemnify any person with whom the Trust has dealings, including the Investment Adviser, Distributor, Administrator, Transfer Agent and selected dealers, to such extent the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and (i) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

      Section 3.11. Litigation. The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

                                   ARTICLE IV

                 INVESTMENT ADVISER, DISTRIBUTOR, ADMINISTRATOR
                               AND TRANSFER AGENT

      Section 4.1. Investment Adviser. Subject to a Majority Shareholder Vote unless such vote is not required pursuant to the 1940 Act or Commission rule or exemption, the Trustees may, in their discretion, from time to time enter into one or more investment advisory or management contracts whereby the other party to such contract shall undertake to furnish the Trust such management, investment advisory, statistical and research facilities and services, promotional activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may, in their discretion, determine. Notwithstanding any provisions of the Declaration, the Trustees may authorize the Investment Adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Investment Adviser (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

      Section 4.2. Distributor. The Trustees may, in their discretion, from time to time enter into a contract, providing for the sale of Shares to the Trust at not less than the net asset value per Share (as described in Article VIII hereof), whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine


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

not inconsistent with the provisions of this Article IV or the Bylaws; and such contract may also provide for the repurchase or sale of Shares of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers or other qualified distributors to further the purpose of the distribution or repurchase of the Shares.

      Section 4.3. Administrator. The Trustees may, in their discretion, from time to time enter into an administrative services agreement whereby the other party to such contract shall provide facilities, equipment, and personnel to carry out certain administrative services for the operation of the business and affairs of the Trust and each of its separate Series, including the fund accounting responsibilities with respect to the Trust, the Series and any Classes. The contract shall have such terms and conditions as the Trustees may, in their discretion, determine not inconsistent with the Declaration or the Bylaws. Such services may be provided by one or more Persons.

      Section 4.4. Transfer Agent. The Trustees may, in their discretion, from time to time enter into a transfer agency and shareholder service contract whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Trust. The contract shall have such terms and conditions as the Trustees may, in their discretion, determine not inconsistent with the Declaration or the Bylaws. Such services may be provided by one or more Persons.

      Section 4.5. Parties to Contract. Subject to compliance with the provisions of the 1940 Act, but not withstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more exclusive or non-exclusive contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other types of organizations or individuals ("Contracting Party") to provide for the performance and assumption of the services, duties and responsibilities to, for or of the Trust and /or the Trustees as described in Sections 4.1, 4.2, 4.3, and 4.4 above and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth above as the Trustees may determine appropriate (collectively, such services, duties and responsibilities are referred to as "Services").

      The same person may be the Contracting Party for some or all of the Services and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the Services for, including provisions (to the extent consistent with the 1940 Act) relating to the standard of duty of and the rights to indemnification of the Contacting Party and others, as the Trustees may determine. Subject to the 1940 Act, nothing herein shall preclude, prevent or limit the Trust or a Contracting Party from entering into sub-contractual arrangements for any of the Services.

      Subject to the provisions of the 1940 Act, the fact that:

      (a) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, investment adviser, distributor or agent of or for any Contracting Party, or of or for any parent or affiliate of any Contracting Party or that the

      Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust; or

      (b) any Contracting Party may have a contract providing for the rendering of any similar Services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or has other business or interests shall not affect the validity of any contract for the performance and assumption of Services or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders, provided in the case of any relationship or interest referred to in the preceding clause (a) on the part of on the part of any Trustee or officer of the Trust either (i) the material facts as to such relationship of interest have been disclosed to or are known by the Trustees not having any such relationship or interest and the contract involved is approved in good faith by a majority of such Trustees not having any such relationship or interest (even though such unrelated or disinterested Trustees are less than a quorum of all of the Trustees); or (ii) the material facts as to such relationship or interest and as to the contract have been disclosed to or are known by the Shareholders entitled to vote thereon and the contract involved is specifically approved in good faith by vote of the Shareholders; or (iii) the specific contract involved is fair to the Trust as of the time it is authorized, approved or ratified by the Trustees or by the Shareholders.

       Section 4.6. Compliance with 1940 Act. Any contract entered into pursuant to Sections 4.1 or 4.2 shall be consistent with and subject to the requirements of Section 15 of the 1940 Act (including any amendment thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof.

                                    ARTICLE V

                    LIMITATIONS OF LIABILITY OF SHAREHOLDERS
                               TRUSTEES AND OTHERS

      Section 5.1. No Personal Liability of Shareholders, Trustees, etc. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, except that arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

      No Shareholder as such shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. If any Shareholder or former Shareholder shall be charged or held personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, the Trust (upon proper and timely request by the Shareholder) shall assume the defense against such charge and satisfy any judgment or settlement thereon, and the

Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust Property to be held harmless from and indemnified against all loss and expense arising from such liability.

      The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (a) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, Investment Adviser, Distributor, Administrator, or Transfer Agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; and (b) the Trustees may rely on the advice of counsel or experts as described in Section 5.6 below.

      Section 5.2. Mandatory Indemnification.

      (a) Subject to the exceptions and limitations contained in paragraph (b) below:

            (i) Every person who is, or has been a Trustee or officer of the Trust shall be indemnified by the Trust against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof.

            (ii) The words "claim", "action", "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

      (b) No indemnification shall be provided hereunder to a Trustee or officer:

            (i) against any liability to the Trust or the Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

            (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith or in the reasonable belief that his action was in or not opposed to the best interest of the Trust; or

            (iii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraphs (b)(i) or
            (b)(ii) resulting in a payment by a

            Trustee or officer, unless there has been either a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that he did not engage in such conduct:

                  (A) by vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

                  (B) by written opinion of independent legal counsel.

      (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a Person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such Person. Nothing contained herein shall affect any rights to indemnification to which personnel other than Trustees and officers may be entitled by contract or otherwise under law.

      (d) Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 5.2 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 5.2, provided that either:

            (i) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

            (ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

      As used in this Section 5.2, a "Disinterested Trustee" is one (i) who is not an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same similar grounds is then or had been pending.

      Agents and employees of the Trust who are not Trustees or officers of the Trust may be indemnified under the same standards and procedures set forth in this Section 5.2., in the discretion of the Board.

      Section 5.4. No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

      Section 5.5. No Duty of Investigation; Notice in Trust Instruments, etc. All Persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under the Declaration or in their capacity as officers, employees or agents of the Trust and not personally. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees or by any officer, employee or agent may give notice that this Declaration of Trust is on file with the Secretary of State of Ohio and recite that the same is executed or made by them not individually, but as Trustee, officer, employee or agent, and that the obligations of any such instrument are not binding upon any of the them or Shareholders, individually, but bind only the estate of the applicable Trust, Series or Class, as set forth in Section 1746.13(A), Ohio Revised Code, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually. The Trustees may at all times maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

      Section 5.6. Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the Investment Adviser, the Distributor, the Administrator, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

      Section 5.7. Indemnification not Exclusive, etc. The right of indemnification provided by this Article V shall not be exclusive of or affect any other rights to which any Trustee or officer may be entitled. As used in this Article V, Trustee or officer shall include such person's heirs, executors and administrators. Nothing contained in this Article V shall affect any rights to indemnification to which personnel of the Trust, other than any Trustee or officer, may be entitled, by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

      Section 5.8. Liability of Series. Liabilities belonging to any Series or Class of the Trust, including, without limitation, expenses, fees, charges, taxes, and liabilities incurred or arising in connection with the management thereof, shall be paid only from the assets belonging to that Series or Class.

                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST

      Section 6.1. Beneficial Interest. The interest of the Shareholders hereunder shall be divided into transferable shares of beneficial interest, without par value. The number of shares of beneficial interest authorized hereunder, and the number of Shares of each Series or Class thereof that may be issued hereunder is unlimited. The Trustees shall have the exclusive authority without the requirement of Shareholder authorization or approval to establish and designate one or more Series of Shares and one or more Classes thereof as the Trustees deem necessary, appropriate or desirable. Each Share of any Series shall represent a beneficial interest only in the assets of that Series. Subject to the provisions of Section 6.12 hereof, the Trustees may also authorize the creation of additional Series of Shares (the proceeds of which may be invested in separate and independent investment portfolios) and additional Classes of Shares within any Series. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and non-assessable.

      Section 6.2. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth above to establish and designate any further Series or Class or to classify all or any part of the issued Shares of any Series to make them part of an existing or newly created Class or to amend rights and preferences of new or existing Series or Class, including the following Series, all without Shareholder approval, there are hereby established and designated (i) initial Series of Shares designated Series A, which shall represent interests in the Nationwide Mid Cap Growth Fund, Series B, which shall represent interests in the Nationwide Growth Fund, Series C, which shall represent interests in the Nationwide Fund, Series D, which shall represent interests in the Nationwide Bond Fund, Series E, which shall represent interests in the Nationwide Tax-Free Income Fund, Series F, which shall represent interests in the Nationwide Long-Term U.S. Government Bond Fund, Series G, which shall represent interests in the Nationwide Intermediate U.S. Government Bond Fund, Series H, which shall represent interests in the Nationwide Money Market Fund and Series I, which shall represent interests in the Nationwide S&P 500 Index Fund, (ii) one Class of Shares for each current Series of the Trust, other than Series H and I, which Class shall be known as Class D Shares. Series I will be issued without any class designation.

      Section 6.3. Rights of Shareholders. The ownership of the Trust Property and the property of each Series of the Trust of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The Shares shall be personal property giving only the rights in the Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any Series or Class of Shares. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Declaration of Trust.

      Section 6.4. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than an Ohio business trust. Nothing in the Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

      Section 6.5. Issuance of Shares . The Trustees, in their discretion, may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times (including, without limitation, each business day in accordance with the determination of net asset value per Share as set forth in Section 8.1 hereof), and on such terms as the Trustees may deem best, except that only Shares previously contracted to be sold may be issued during any period when the right of redemption is suspended, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and reissue and resell full and fractional Shares held in the treasury. Any outstanding fractional Share of any Series shall carry proportionately all the rights and obligations of a whole Share of that Series, including with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust. Shares may also be issued in separate Series or Classes as provided in Section 6.12 hereof. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or integral multiples thereof.

      Section 6.6. Register of Shares; Share Certificates. A register will be kept at the principal office of the Trust or at an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the Bylaws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

      Section 6.7. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery, the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

      Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

      Section 6.8. Notices. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

      Section 6.9. Treasury Shares. Shares held in the treasury shall, until reissued pursuant to Section 6.5, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

      Section 6.10. Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Section 2.3 hereof or as required by Section 16 (a) of the 1940 Act; (ii) with respect to any investment advisory or management contract as provided in Section 4.1; (iii) with respect to termination or reorganization of the Trust or any Series or Class as provided in Section 9.2.; (iv) with respect to any amendment of the Declaration to the extent and as provided in Section 9.3; (v) with respect to any merger, consolidation or sale or disposition of assets as provided in Section 9.4; (vi) with respect to incorporation of the Trust to the extent and as provided in
Section 9.5; (vii) to the same extent as the stockholders of an Ohio business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders; and (viii) with respect to such additional matters relating to the Trust as may be required by the Declaration, the Bylaws, the 1940 Act or any registration of the Trust with the Commission (or any successor agency), or as the Trustees may consider necessary or desirable.

      Except as otherwise provided in the Declaration or as required by the 1940 Act or other applicable law, and subject to applicable quorum requirements, matters voted on by Shareholders must be approved by the affirmative vote of the holders of a majority of the Shares voting at any meeting of Shareholders and Trustees must be elected by a plurality of the Shares voting, or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of a majority of Shares outstanding and entitled to vote, or by such other vote as may be established by the Trustees with respect to any Series or Class of Shares, provided that the election of Trustees (after the election by the initial sole Shareholder) must be approved by the Shareholders at a meeting of Shareholders.

      Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to proportionate fractional vote, except that Shares held in the treasury of the Trust shall not be voted, that on matters relating to the Trust and governed by specific voting requirements in the 1940 Act shall be voted in accordance with the 1940 Act and that the Trustees may, in conjunction with the establishment of any Series of Shares, establish conditions under which the several Series shall have separate voting rights or no voting rights. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the Bylaws to be taken by Shareholders. The Bylaws may include further provisions for Shareholders' votes and meetings and related matters.

      Section 6.11. Investments in Trust. The Trustees may accept investments in the Trust from such persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any Distributor, Custodian, Transfer Agent or other Person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

      Section 6.12. Series or Class Designation. The Trustees, in their discretion, may authorize the issuance of Shares of multiple Series or Classes, and the different Series or Classes shall be established and designated, and the variations in the relative rights and preferences as between the different Series or Classes shall be fixed and determined by the Trustees, provided, that all Shares shall be identical except that there may be variations so fixed and determined between different Series as to investment objective, purchase price, right of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, conversion rights, conditions under which the several Series shall have separate voting rights or no voting rights, and such other matters, as the Trustees deem appropriate. All references to Shares in the Declaration shall be deemed to be shares of any or all Series as the context may require.

      If the Trustees shall authorize the issuance of Shares of the Trust with multiple Series or Classes, the following provisions shall be applicable:

      (a) The number of authorized shares and the number of shares of each Series or Class that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more other Series, or one or more other Classes that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other Series or Class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Series or Class reacquired by the Trust at their discretion from time to time.

      (b) The power of the Trustees to invest and reinvest the Trust Property shall be governed by Section 3.2 of this Declaration with respect to the existing Series or Classes which represents the interests in the assets of the Trust immediately prior to the establishment of any additional Series or Classes and the power of the Trustees to invest and reinvest assets applicable to any such additional Series or Classes shall be as set forth in the instrument of the Trustees establishing such Series or Classes which is hereinafter described.

      (c) All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Trustees or their delegate shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the shareholders of all Series for all purposes. No holder of Shares of any Series shall have any claim on or right to any assets allocated or belonging to any other Series.

      (d) The assets belonging to each particular Series shall be charged with the liabilities of the Trust allocated to that Series and all expenses, costs, charges and reserves attributable to that Series which are not readily identifiable as belonging to any particular Class, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees or their delegatee to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable and no Series shall be liable to any person except for its allocated share. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees or their delegatee shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. The assets of a particular Series of the Trust shall, under no circumstances, be charged with liabilities, expenses, costs, charges and reserves attributable to any other Series thereof of the Trust. All Persons extending credit to, or contracting with or having any claim against a particular Series of the Trust shall look only to the assets of that particular Series for payment of such credit, contract or claim.

      (e) The power of the Trustees to pay dividends and make distributions shall be governed by Section 8.2 of this Trust with respect to the nine initial Series which represents the interests in the assets of the Trust immediately prior to the establishment of any additional Series. With respect to any other Series, dividends and distributions on Shares of a particular

      Series or Class may be paid or credited in such manner and with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Series or Class, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series or Class. All dividends and distributions on Shares of a particular Series or Class shall be distributed pro rate to the holders of that Series or Class in proportion to the number of Shares of that Series or Class held by such holders at the date and time of record established for the payment of such dividends or distributions.

      (f) Each Share of a Series of the Trust shall represent a beneficial interest in the net assets of such Series. Each holder of Shares of a Series or Class thereof shall be entitled to receive his pro rata Share of distributions of income and capital gains made with respect to such Series or Class net of liabilities, expenses, costs, charges and reserves belonging and allocated to such Series or Class. Upon redemption of his Shares or indemnification for liabilities incurred by reason of his being or having been a Shareholder of a Series, such Shareholder shall be paid solely out of the funds and property of such Series or Class of the Trust. Upon liquidation or termination of a Series or Class thereof of the Trust, a Shareholder of such Series or Class thereof shall be entitled to receive a pro rata Share of the net assets of such Series based on the net asset value of his Shares. A Shareholder of a particular Series of the Trust shall not be entitled to commence or participate in a derivative or class action on behalf of any other Series or the Shareholders of any other Series of the Trust.

      (g) All Shares of all Series shall have "equal voting rights" as provided in Section 18(i) of the 1940 Act, except as otherwise permitted or required by the 1940 Act. The holder of each of the Shares shall be entitled to one vote for each Share held. The Trustees shall have full power and authority to call meetings of the Shareholders of a particular Class or Classes of Shares or of one or more particular Series of Shares, or otherwise call for the action of such Shareholders on any particular matter.

      (h) Except as otherwise provided in this Article VI, the Trustees shall have full power and authority to determine the designations, preferences, privileges, sales charges, purchase prices, assets, liabilities, expenses, costs, charges and reserves belonging or allocated thereto, limitations and rights, including without limitation voting, dividend, distribution and liquidation rights, of each Series and Class of Shares. Subject to any applicable requirements of the 1940 Act, the Trustees shall have the authority to provide that the Shares of one Class shall be automatically converted into Shares of another Class of the same Series or that the holders of Shares of any Series or Class shall have the right to convert or exchange such Shares into Shares of one or more other Series or Classes of Shares, all in accordance with such requirements, conditions and procedures as may be established by the Trustees.

      (i) The establishment and designation of any Series or Class of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument. At any time that there are no shares outstanding of any particular Series or Class previously established and designated, the Trustees may, by an instrument executed by a majority of their number, abolish that Series or Class and the establishment and designation thereof.

      Section 6.13. Meetings of Shareholders. A meeting of the Shareholders shall be held at such times, on such day and at such hour as the Trustees may from time to time determine, or at the written request of the holder or holders of ten percent (10%) or more of the total number of Shares then issued and outstanding of the Trust entitled to vote as such meeting or as required by law. Any such request shall state the purpose of the proposed meeting. The meeting shall be held either at the principal office of the Trust, or at such other place as may be designated by the Trustees, for such purposes as may be specified by the Trustees.

      Section 6.14. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted stockholders of an Ohio corporation organized under Chapter 1701, Ohio Revised Code.

      Section 6.15. Additional Provisions. The Bylaws may include further provisions for Shareholders' votes and meetings and related matters not inconsistent with the provisions hereof.

                                   ARTICLE VII

                                   REDEMPTIONS

      Section 7.1. Redemption of Shares. All Shares of the Trust shall be redeemable, at the redemption price determined in the manner set out in this Declaration. The Trustees shall have full power and authority to vary and change the right of redemption applicable to the various Series and Classes of Shares. Redeemed or repurchased Shares may be resold by the Trust.

      The Trust shall redeem the Shares at the price determined as hereinafter set forth, upon the appropriately verified written application of the record holder thereof (or upon such other form of request as the Trustees may determine) at such office or agency as may be designated from time to time for that purpose by the Trustees. The Trustees may from time to time specify additional conditions, not inconsistent with the 1940 Act, regarding the redemption of Shares in the Trust's then effective registration statement or prospectus under the Securities Act of 1933.

      Section 7.2. Price. Shares will be redeemed at their net asset value determined as set forth in Section 8.1 hereof as of such time as the Trustees shall have theretofore prescribed by resolution. In the absence of such resolution, the redemption price of Shares deposited shall be the net asset value of such Shares next determined as set forth in Section 8.1 hereof after receipt of such application.

      Section 7.3. Payment. Payment for such Shares shall be made in cash or in property out of the assets of the relevant Series of the Trust to the Shareholder of record at such time and in the manner, not inconsistent with the 1940 Act or other applicable laws, as may be specified from time to time in the Trust's then effective registration statement or prospectus under the Securities Act of 1933, subject to the provisions of Section 7.3 hereof. Notwithstanding the foregoing, the Trust or its delegate may withhold from such redemption proceeds any amount arising (i) from a liability of the redeeming Shareholder to the Trust, or (ii) in connection with any federal or state tax withholding requirements.

      Section 7.4. Effect of Suspension of Determination of Net Asset Value. If, pursuant to Section 7.8 hereof, the Trustees shall declare a suspension of the determination of net asset value with respect to Shares of the Trust or of any Series or Class thereof, the rights of Shareholders (including those who shall have applied for redemption pursuant to Section 7.1 hereof but who shall not yet have received payment) to have Shares redeemed and paid for by the Trust shall be suspended until the termination of such suspension is declared. Any record holder who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made, revoke any application for redemption not honored and withdraw any certificates on deposit. The redemption price of Shares for which redemption applications have not been revoked shall be the net asset value of such Shares next determined as set forth in Section 8.1 after the termination of such suspension, and payment shall be made within seven (7) days after the date upon which the application was made plus the period after such application during which the determination of net asset value was suspended.

      Section 7.5. Repurchase by Agreement. The Trust may repurchase Shares directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner thereof at a price not exceeding the net asset value per Share determined as of the time when the purchase or contract of purchase is made or the net asset value as of any time which may be later determined pursuant to Section 8.1 hereof, provided payment is not made for the Shares prior to the time as of which such net asset value is determined.

      Section 7.6. Redemption of Shareholder's Interest. The Trust shall have the right at any time without prior notice to the Shareholder to redeem Shares of any Shareholder for their then current net asset value per Share if the aggregate net asset value of such Shares is less than the minimum amount established by the Trustees from time to time, subject to such terms and conditions as the Trustees may approve, and subject to the Trust's giving general notice to all Shareholders of its intention to avail itself of such right, either by publication in the Trust's prospectus, if any, or by such other means as the Trustees may determine.

      Section 7.7. Reductions in Number of Outstanding Shares Pursuant to Net Asset Value Formula. The Trust may also reduce the number of outstanding Shares pursuant to the provisions of Section 8.2.

      Section 7.8. Suspension of Right of Redemption. The Trust may declare a suspension of the right of redemption or postpone the date of payment or redemption for the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings; (ii) during which trading on the New York Stock Exchange is restricted; (iii) during which an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets; or (iv) during any other period when the Commission may for the protection of security holders of the Trust by order permit suspension of the right of redemption or postponement of the date of payment or redemption; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (ii), (iii), or (iv) exist. Such suspension shall take effect at such time as the Trust shall specify, but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment on redemption until the Trust shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said stock exchange shall have reopened or the period specified in (ii) or
(iii) shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Trust shall be conclusive). In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

      Section 7.9. Redemption of Shares; Disclosure of Holding. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any Person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption by any such Person of a number, or principal amount, of Shares or other securities of the Trust sufficient to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust into conformity with the requirements for such qualification; and (ii) to refuse to transfer or issue Shares or other securities of the Trust to any Person whose acquisition of the Shares or other securities of the Trust in question would result in such disqualification. The redemption shall be effected at the redemption price and in the manner provided in Section 7.1.

      The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other authority.

                                  ARTICLE VIII

                        DETERMINATION OF NET ASSET VALUE
                          NET INCOME AND DISTRIBUTIONS

      Section 8.1. Net Asset Value. For all purposes under this Declaration of Trust, the net asset value of any Series or Class shall be determined by at least once on each business day, as of the close of the New York Stock Exchange or as of such other time or times as the Trustees shall determine.

      The value of the assets of any Series of the Trust shall include the appraisal of the securities allocated to such Series, such appraisal to be on the basis of the amortized cost of money market securities or market value in the case of other securities, or, consistent with the rules and regulations of the Commission, by such other method as shall be deemed to reflect the fair value thereof, determined in good faith by or under the direction of the Trustees, together with all the other assets belonging to such Series. From the total value of said assets, there shall be deducted all indebtedness, interest, taxes, payable or accrued, including estimated taxes on unrealized book profits, expenses and management charges accrued to the appraisal date, net income determined and declared as a distribution and all other items in the nature of liabilities attributable to such Series which shall be deemed appropriate. The net asset value per Share of the Shares of any Series shall be the quotient obtained by dividing the resulting amount by the total number of Shares of that Series outstanding. The power and duty to make the daily calculations may be delegated by the Trustees to the Investment Adviser, the Custodian, the Transfer Agent or such other Person as the Trustees by resolution may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

      Section 8.2. Distributions to Shareholders. The Trustees shall from time to time distribute ratably among the Shareholders of the Trust or of a Series or a Class thereof such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the Shareholders, or such Series or Class, additional Shares issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine. The Trustees may in their discretion determine that, solely for the purposes of such distributions, outstanding Shares shall exclude Shares for which orders have been placed subsequent to a specified time. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Series or Class or to meet obligations of the Series or Class, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

      Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust or the Series to avoid or reduce liability for taxes.

      Section 8.3. Determination of Net Income. The term "net income" with respect to a Series or Class of shares is hereby defined as the gross earnings of the Series or Class, excluding gains on sales of securities and stock dividends received, less the expenses of the Trust allocated to the Series or Class by the Trustees in such manner as they determine to be fair and equitable or otherwise chargeable to the Series or Class. The expenses shall include (1) taxes attributable to the income of the Trust exclusive of gains on sales, and
(2) other charges properly deductible for the maintenance and administration of the Trust; but there shall not be deducted from gross or net income any losses on securities, realized or unrealized. The Trustees shall otherwise have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders.

      Section 8.4. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per Share net asset value of the Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable. Without limiting the generality of the foregoing, the Trustees may establish additional Series or Classes of Shares in accordance with Section 6.12, and declare dividends thereon in such manner as they shall determine.

                                   ARTICLE IX

                         DURATION; TERMINATION OF TRUST
                            AMENDMENT; MERGERS; ETC.

      Section 9.1. Duration. The Trust shall continue without limitation of time but subject to the provisions of this Article IX.

      Section 9.2. Termination of Trust.

      (a) The Trust or any Series or Class of the Trust may  be terminated:

            (i) by the affirmative vote of the holders of a majority of the Shares voting at any meeting of Shareholders, or (ii) by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of a majority of Shares outstanding and entitled to vote, or by such other vote as may be established by the Trustees with respect to any Series or Class of Shares.

      Upon the termination of the Trust or any one or more Series or Class:

            (i) The Trust or the Series or Class, as applicable, shall carry on no business except for the purpose of winding up its affairs or the affairs of such Series or Class and that required by the 1940 Act.

            (ii) The Trustees shall proceed to wind up the affairs of the Trust and/or the Series or Class and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or any Series or Class shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or the Series of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property shall require Shareholder approval in accordance with
            Section 9.4 hereof.

            (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

      (b) After termination of the Trust or any Series or Class of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders thereof shall thereupon cease with regard to the Trust, Series or Class, as applicable.

      Section 9.3. Amendment Procedure.

      (a) This Declaration may be amended by a vote of the Shareholders holding a majority of the Shares voting, or by any instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than a majority of the Shares outstanding and entitled to vote. Amendments shall be effective upon the taking of action as provided in this section or at such later time as shall be specified in the applicable vote or instrument. The Trustees may also amend this Declaration without the vote or consent of Shareholders to designate Series or Classes in accordance with Section 6.12 hereof, to change the name of the Trust or any Series or Class thereof, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, or to make any other changes in the Declaration which do not materially adversely affect the rights of Shareholders hereunder, but the Trustees shall not be liable for failing to do so. In addition amendment of this Declaration of Trust as it may affect any one or more Series may be effected by vote of the Trustees at any time when the Trust has no outstanding Shares or Shareholders of such Series.

      (b) No amendment may be made under this Section 9.3 which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares outstanding and entitled to vote, or by such other vote as may be established by the Trustees with respect to any Series of Shares. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders without the express consent of each Shareholder or Trustee involved.

      (c) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

      Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall become effective, or at any time there are no longer outstanding any Shares of the Trust, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

      Section 9.4. Merger, Consolidation and Sale or Disposition of Assets. The Trustees may sell, convey and transfer the assets of the Trust, or the assets belonging to one or more or all Series, to another trust, partnership, association or corporation organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to one or more Series of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Series of the Trust, Shares of such other Series) with such transfer being made subject to, or with the assumption by the transferee, of the liabilities belonging to each Series the assets of which are so transferred; provided, however, that no assets belonging to the Trust or to any particular Series shall be so transferred unless the terms of such transfer shall have first been approved at a meeting called for that purpose by the affirmative vote of Shareholders holding a majority of the voting power of Trust or of each Series affected. Following such transfer, the Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Series the assets belonging to which have so been transferred) among the Shareholders of the Series the assets belonging to which have been so transferred; and if all the assets of the Series or Trust have been so transferred, the Series or Trust, as the case may be, shall be terminated.

      The Trust or any Series thereof may be a party, with one or more entities (including another Series) to an agreement of merger or consolidation; provided, however, that any such agreement of merger or consolidation shall be approved by the Trustees, and by the affirmative vote of Shareholders holding a majority of the voting power of the Trust or of each Series affected.

      Section 9.5. Incorporation. With the approval of the holders of a majority of the Shares outstanding and voting, or by such other vote as may be established by the Trustees with respect to any Series of Shares [(if Shareholder approval is required)], the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization in exchange for the shares or securities thereof and assumption of liabilities of the Trust or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect.

      Section 9.6. Absence of Dissenters' Rights. No shareholder shall be entitled, as a matter of right, to relief as a dissenting shareholder in respect of any proposal or action involving the Trust.

                                    ARTICLE X

                                  MISCELLANEOUS

      Section 10.1. Filing. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. This Declaration, any amendment and the report required by Section 1746.04, Ohio Revised Code, hereto shall be filed in the office of the Secretary of the of Ohio and in such other places as may be required under the laws of Ohio and may also be filed or recorded in such other places as the Trustees deem appropriate. The Declaration and each amendment thereto shall be effective upon adoption. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the of Ohio, be conclusive evidence of all amendments contained herein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

      Section 10.2. Governing Law. This Declaration is executed by the Trustees and delivered with reference to the laws of the of Ohio, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State.

      Section 10.3. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall sufficiently evidenced by any such original counterpart.

      Section 10.4. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any Bylaws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

      Section 10.5. Provisions in Conflict with Law or Regulations.

      (a) The provisions of the Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provisions shall be deemed never to have constituted a part of the Declaration; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

      (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

      Section 10.6. Index and Heading for Reference Only. The Index and heading preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Declaration.

IN WITNESS WHEREOF, the undersigned Trustees have hereunto set their hand this _____ day of October, 1997.



/s/ Sue A. Doody                          /s/ Douglas F. Kridler
------------------------------            ------------------------------
Sue A. Doody, Trustee                     Douglas F. Kridler, Trustee



/s/ Robert M. Duncan                      /s/ John C. Bryant
------------------------------            ------------------------------
Robert M. Duncan, Trustee                 John C. Bryant



/s/ Dimon R. McFerson                     /s/ C. Brent DeVore
------------------------------            ------------------------------
Dimon R. McFerson                         C. Brent DeVore



/s/ Nancy C. Thomas                       /s/ Charles L. Fuellgraf, Jr.
------------------------------            ------------------------------
Nancy C. Thomas                           Charles L. Fuellgraf, Jr.



/s/ Harold W. Weihl                       /s/ Thomas J. Kerr, IV
------------------------------            ------------------------------
Harold W. Weihl                           Thomas J. Kerr, IV



/s/ David C. Wetmore
------------------------------
David C. Wetmore


Trust Address:    Three Nationwide Plaza
                  26th Floor
                  Columbus, Ohio  43215